UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2017

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Stock Options and Restricted Stock Units

On November 13, 2017, following the November 12, 2017 termination of the Agreement and Plan of Merger between the Company and Zhongwang USA LLC (the “Merger Agreement”), the Board, acting as the Compensation Committee of the Board (the “Compensation Committee”) under the terms of the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”) granted awards of stock options (“Options”) and restricted stock units (“RSUs”) to a group of key employees, including our named executives officers. In connection with these grants, the Board approved an amendment to the Plan to increase the number of RSUs that may be granted pursuant to the terms of the Plan to 1,325,627 (in the aggregate); the number of overall shares that may be subject to awards granted pursuant to the terms of the Plan remained the same.

Option and RSU awards granted to Messrs. Sean M. Stack, Eric M. Rychel, Christopher R. Clegg and Jack Govers, and Ms. Tamara S. Polmanteer consist of:

Name	Number of Shares in respect of Stock Option Grant	Number of RSUs
Stack, Sean M	463,650	231,825
Rychel, Eric M	132,000	66,000
Clegg, Christopher R	115,500	57,750
Govers, Jack	132,000	66,000
Polmanteer, Tamara S.	66,000	33,000

The Options were granted with an exercise price equal to the fair market value of a share of common stock on the date of grant, as determined for purposes of the Plan, and, in each case, the Options and RSU awards are subject vesting in three approximately equal installments on each of December 31, 2017, 2018 and 2019 and such other terms and conditions set forth in an Option agreement and RSU agreement, as applicable. The form of Option agreement and form of RSU agreement is, in each case, substantially the same form as previously used by the Company for grants of Options and RSUs to executive officers, except, in the case of Options, the form of award was updated to provide that in the event the executive is terminated by the Company without Cause (as defined in the Plan) or by the executive for Good Reason (as defined in the Plan), in anticipation of or within 12 months following a Change in Control (as defined in the Plan), the executive will have until the earlier of (a) three years (up from one year in the prior form of Option agreement) and (b) the expiration date of the Option, to exercise any vested Options.

The foregoing descriptions of the terms applicable to the Option and RSU grants to Messrs. Stack, Rychel, Clegg and Govers and Ms. Polmanteer are qualified in their entirety by reference to the applicable form of Option agreement and RSU agreement. A copy of the updated form of Option agreement is attached hereto as Exhibit 10.1.

Employment Agreement Amendments

The Compensation Committee approved certain amendments to the employment agreements for Messrs. Stack, Rychel, Clegg and Govers, and Ms. Polmanteer (each an “Employment Agreement”) which became effective, and were contingent on, the effectiveness of the termination of the Merger Agreement. In the case of Mr. Stack the amendment updates his base salary to be $950,000 per anum and his annual target bonus percentage to be 125% of his base salary, with a maximum of 200% of base salary, and updates the cash portion of any severance awarded in the event of a termination by the Company without Cause (as defined in the Employment Agreement) or by the executive for Good Reason (as defined in the Employment Agreement) (collectively, an “Involuntary Termination”) to three times the sum of his annual base salary as of the date of termination and his annual target bonus amount. All other terms and conditions of Mr. Stack’s Employment Agreement remain unchanged and consistent with his agreement as previously disclosed.

In the case of each of Messrs. Rychel and Clegg, and Ms. Polmanteer, the amendment updates the executive’s annual base salary (to $525,000 for Mr. Rychel, to $450,000 for Mr. Clegg, and $400,000 for Ms. Polmanteer), updates the cash portion of any severance awarded in the event of an Involuntary Termination to one and one-half times the sum of the executive’s annual base salary and annual target bonus amount, and provides for a lump sum payment of severance (instead of in monthly installments), to the extent permissible under Section 409A of the Internal Revenue Code, in the event of an Involuntary Termination in anticipation of or within 12 months following a Change in Control of the Company (as defined in the Plan). All other terms and conditions of the executive’s individual Employment Agreements remain unchanged and consistent with the form of agreement previously disclosed.

In the case of Mr. Govers, the amendment updates the annual target bonus percentage to be 75% of his base salary. All other terms and conditions of Mr. Govers’ Employment Agreement remain unchanged and consistent with the form of agreement previously disclosed.

The foregoing descriptions of the terms of the amendment to the Employment Agreements for Messrs. Stack, Rychel, Clegg and Govers, and Ms. Polmanteer are qualified in their entirety by reference to the applicable Form of Amendment to Amended and Restated Employment Agreement (for Mr. Stack), Form of Amendment to U.S. Executive Agreement (for Messrs. Rychel and Clegg and Ms. Polmanteer), and Form of Amendment 1 to the Employment Agreement (for Mr. Govers), each as attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Retention Bonus Agreements

The Compensation Committee approved certain retention bonuses for Messrs. Stack, Rychel, Clegg, and Govers and Ms. Polmanteer, which became effective, and were contingent on, the effectiveness of the termination of the Merger Agreement. The retention bonuses for Messrs. Stack, Rychel, Clegg, and Govers and Ms. Polmanteer equal $2,250,000, $800,000, $550,000, $500,000 and $300,000, respectively (the “Retention Bonuses”), and in each case are pursuant to a form of Retention Bonus agreement (the “Retention Bonus Agreement”) and are conditioned on continued employment through the applicable Vesting Date (as defined below). The Retention Bonus Agreement provides that the Retention Bonus shall be paid in cash (i) as to 50% in a lump sum as soon as practicable following the execution of the Retention Bonus Agreement by the executive (the “First Vesting Date”) and (ii) as to 50% in a lump sum as soon as practicable following December 31, 2018 (“Second Vesting Date”, and each of the First Vesting Date and Second Vesting Date, a “Vesting Date”) but in no event later than January 30, 2019, less applicable taxes. Payment of each installment of the Retention Bonus is subject to the executive’s continued employment through the First Vesting Date and Second Vesting Date, as applicable.

The Retention Bonus Agreement further provides that if, prior to a Vesting Date, the executive’s employment is terminated for any reason other than the Company terminating the executive without cause, the event of the executive’s death, or the executive terminating his or her employment for good reason, the executive shall forfeit all rights to receive any portion of the Retention Bonus that he or she has not already received. In the event the executive’s employment is terminated prior following the First Vesting Date but prior to the Second Vesting Date by (i) the Company without cause, (ii) due to executive’s death or (iii) by the executive for good reason, the executive will receive that portion of the Retention Bonus not previously paid to him or her in a lump sum in cash within thirty days following the executive’s termination of employment.

The foregoing descriptions of the terms applicable to the Retention Bonuses for Messrs. Stack, Rychel, Clegg and Govers and Ms. Polmanteer are qualified in their entirety by reference to the applicable Form of Retention Bonus Agreement, a copy of which will be filed as Exhibit 10.5 hereto.

Election of Executive Officer

On November 13, 2017, Michael T. Keown, Senior Vice President and President of Aleris North America, was elected by the Board to serve as Executive Vice President and President of Aleris North America, effective as of the date of the election. Mr. Keown held his prior position since November 15, 2015 and served as Vice President, Supply Chain for North America since 2014. Before these roles, Mr. Keown spent three years working for Aleris in Europe, where he served as Vice President and General Manager for the Company’s Extrusions business and earlier as Vice President of Supply Chain, Europe and Asia.

In connection with this election, the Company entered into an employment agreement with Mr. Keown, in a form substantially similar to the form of employment agreement provided to the Company’s other U.S.-based Executive Vice Presidents, with an annual base salary of $450,000 and a target percentage of the annual base salary that represents the annual target bonus Mr. Keown is eligible to receive under Aleris International Inc.’s annual bonus plan of 75%. In addition, as part of, and consistent with the terms of, the equity awards and retention bonuses granted by the Board as described above, Mr. Keown was awarded 132,000 Options and 66,000 RSUs and a Retention Bonus of $500,000.

Item 9.01.	Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Aleris Corporation 2010 Equity Incentive Plan Executive Stock Option Agreement.

10.2	Form of Amendment to the Amended and Restated Employment Agreement with Mr. Sean Stack.

10.3	Form of Amendment to U.S. Executive Agreement.

10.4	Form of Amendment 1 to the Employment Agreement with Mr. Jack Govers.

10.5	Form of Retention Bonus Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: November 15, 2017	By:	/s/Eric M. Rychel
	Name:	Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer